Dennis G. Newkirk
                                                               (281) 423-3332


                                                                EXHIBIT  99.1


FOR IMMEDIATE RELEASE



             NL INDUSTRIES, INC. ANNOUNCES COMPLETION OF SETTLEMENT
                             OF SHAREHOLDER LAWSUIT



HOUSTON, TEXAS -- July 2, 1998 -- NL Industries, Inc. (NYSE:NL) announced today that NL and Valhi, Inc. have completed the previously reported settlement of a shareholder derivative action (Seinfeld v. Simmons, et al) which was pending in the Chancery Division of the New Jersey Superior Court. Under the final, court approved settlement, Valhi has transferred $14.4 million in cash to NL, and NL will pay plaintiffs' attorneys' fees and expenses of $3.2 million.

NL Industries, Inc. is a major international producer of titanium dioxide pigments.


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